Exhibit 10.1
Execution Copy

INVESTMENT AGREEMENT
dated as of August 26, 2008
between
Wintrust Financial Corporation
and
CIVC-WTFC LLC

TABLE OF CONTENTS

ARTICLE I PURCHASE; CLOSING

1.1 Purchase	1
1.2 Closing	1

ARTICLE II REPRESENTATIONS AND WARRANTIES

2.1 Disclosure	2
2.2 Representations and Warranties of the Company	3
2.3 Representations and Warranties of the Investor	14

ARTICLE III COVENANTS

3.1 Other Actions	16
3.2 Access, Information and Confidentiality	16

ARTICLE IV ADDITIONAL AGREEMENTS

4.1 Standstill Agreement	17
4.2 Transfer Restrictions	18
4.3 Legend	19
4.4 Reservation for Issuance	20
4.5 Certain Transactions	20
4.6 Indemnity	20
4.7 Registration Rights	22
4.8 Certificate of Designations	36

ARTICLE V MISCELLANEOUS

5.1 Survival	37
5.2 Expenses	37
5.3 Amendment; Waiver	37
5.4 Counterparts and Facsimile	37
5.5 Governing Law	37
5.6 WAIVER OF JURY TRIAL	38
5.7 Notices	38
5.8 Entire Agreement, Etc.	39
5.9 Interpretation; Other Definitions	39
5.10 Captions	41
5.11 Severability	41
5.12 No Third Party Beneficiaries	41
5.13 Time of Essence	41
5.14 Specific Performance	41
5.15 Use of Proceeds	41
5.16 Limitation on Liability	41
5.17 Public Announcements	41

i

INDEX OF DEFINED TERMS

Location of
Term	Definition
Affiliate	5.9(a)
Agency	2.2(v)
Agreement	Preamble
Articles of Incorporation	Recitals
Beneficially Own	5.9(b)
Beneficial Owner	5.9(b)
BHC Act	2.2(a)
Board of Directors	2.2(d)
business day	5.9(c)
Capitalization Date	2.2(b)
Articles of Incorporation	Recitals
Closing	1.2(a)
Closing Date	1.2(a)
Code	2.2(i)
Common Stock	2.2(b)
Company	Preamble
Company Banks	5.9(f)
Company Financial Statements	2.2(f)
Company Preferred Stock	2.2(b)
Company Reports	2.2(g)
Company Significant Agreement	2.2(l)
Company Significant Subsidiary	5.9(l)
Company Subsidiary	5.9(l)
control/controlled by/under common control with	5.9(a)
Convertible Preferred Stock	Recitals
Demand Registration	4.7(a)
Disclosure Schedule	2.1(a)
Exchange Act	2.2(g)
GAAP	2.1(b)
Governmental Entity	5.9(e)
herein/hereof/hereunder	5.9(f)
Holders’ Counsel	4.7(l)
Illinois Secretary	Recitals
Including/includes/included/include	5.9(c)
Indemnitee	4.7(i)
Indemnified Party	4.6(c)
Indemnifiable Party	4.6(c)
Information	3.2(b)
Initiating Investors	4.7(a)
Insurer	2.2(v)
Investor	Preamble

Location of
Term	Definition
knowledge of the Company/Company’s knowledge	5.9(h)
Liens	2.2(c)
Loan Investor	2.2(v)
Losses	4.6(a)
material	2.1(b)
Material Adverse Effect	2.1(b)
or	5.9(i)
Past Due	5.9(j)
person	5.9(k)
Piggyback Registration	4.7(b)
Preferred Stock Certificate of Designations	Recitals
Previously Disclosed	2.1(c)
Purchase Price	1.2(b)
Qualifying Ownership Interest	3.2(a)
Registrable Securities	4.7(a)
Registration Expenses	4.7(d)
Registration Request	4.7(a)
Registration Statement	4.7(a)
Regulatory Agreement	2.2(u)
Rule 144	4.7(l)
Rule 159A	4.7(l)
Rule 405	4.7(l)
Rule 415	4.7(l)
Scheduled Blackout Period	4.7(l)
SEC	2.1(c)
Securities	Recitals
Securities Act	2.2(g)
Short-Form Registration	4.7(a)
Special Registration	4.7(b)
Significant Subsidiary	5.9(l)
Subsidiary	5.9(l)
Taxes	2.2(i)
Tax Return	2.2(i)
Transaction Documents	2.1(b)
Threshold Amount	4.6(e)
Transfer	3.2(a)
Voting Debt	2.2(b)
Voting Securities	5.9(m)
Warrants	2.2(b)

LIST OF SCHEDULES AND EXHIBITS

Exhibit A:	Preferred Stock Certificate of Designations
Exhibit B:	Form Opinion of Counsel

     INVESTMENT AGREEMENT, dated as of August 26, 2008 (this “Agreement”), between Wintrust Financial Corporation, an Illinois corporation (the “Company”) and CIVC-WTFC LLC, a Delaware limited liability company (the “Investor”).
RECITALS:
     A. The Investment. The Company intends to sell to the Investor, and the Investor intends to purchase from the Company, as an investment in the Company, shares of a series of non-cumulative perpetual convertible preferred stock, no par value, of the Company, having the terms set forth on Exhibit A (the “Convertible Preferred Stock”).
     B. The Securities. The term “Securities” refers collectively to (1) the shares of Convertible Preferred Stock purchased under this Agreement and (2) the shares of Common Stock into which the Convertible Preferred Stock is convertible. When purchased, the Convertible Preferred Stock will be evidenced by a share certificate incorporating the terms set forth in a certificate of designations for the Convertible Preferred Stock in the form attached as Exhibit A (the “Preferred Stock Certificate of Designations”) made a part of the Company’s Amended and Restated Articles of Incorporation, as amended (the “Articles of Incorporation”) by the filing of the Preferred Stock Certificate of Designations with the Secretary of State of the State of Illinois (the “Illinois Secretary”).
     NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth herein, the parties agree as follows:
ARTICLE I
PURCHASE; CLOSING
     1.1 Purchase. On the terms and subject to the conditions set forth herein, the Investor will purchase from the Company, and the Company will sell to the Investor, 50,000 shares of Convertible Preferred Stock.
     1.2 Closing.
     (a) The closing of the purchase of the Securities referred to in Section 1.1 by the Investor pursuant hereto (the “Closing”) shall occur at 8:30 a.m., Chicago time, on the date hereof, at the offices of Sidley Austin LLP located at One South Dearborn Street, Chicago, Illinois 60603 or such other time or location as agreed by the parties. The date of the Closing is referred to as the “Closing Date.”
     (b) At the Closing,
     (1) the Company will deliver to the Investor:
     (A) a certificate representing the number of shares of Convertible Preferred Stock sold to the Investor as provided in Section 1.1;

     (B) the opinion of Sidley Austin LLP, counsel to the Company, addressed to the Investor and dated the Closing Date, to the effect set forth in Exhibit B;
     (2) the Investor will deliver to the Company, by wire transfer of immediately available funds, an amount equal to $50,000,000 (the “Purchase Price”).
ARTICLE II
REPRESENTATIONS AND WARRANTIES
     2.1 Disclosure. (a) On or prior to the date hereof, the Company delivered to the Investor and the Investor delivered to the Company a schedule (a “Disclosure Schedule”) setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Section 2.2 with respect to the Company, or in Section 2.3 with respect to the Investor, or to one or more covenants contained in Article III.
     (b) As used in this Agreement, any reference to any fact, change, circumstance or effect being “material” with respect to the Company means such fact, change, circumstance or effect is material in relation to the business, assets, results of operations or financial condition of the Company and the Company Subsidiaries taken as a whole. As used in this Agreement, the term “Material Adverse Effect” means any circumstance, event, change, development or effect that, individually or in the aggregate, (1) is material and adverse to the business, assets, results of operations or financial condition of the Company and Company Subsidiaries taken as a whole or (2) would materially impair the ability of the Company to perform its obligations under this Agreement or the Preferred Stock Certificate of Designations (collectively with this Agreement, the “Transaction Documents”) or to consummate the Closing; provided, however, that in determining whether a Material Adverse Effect has occurred, there shall be excluded any effect resulting from the following: (A) changes in U.S. generally accepted accounting principles (“GAAP”) or regulatory accounting principles generally applicable to banks, financial holding companies, mortgage originators, savings associations or their holding companies, (B) changes in applicable laws, rules and regulations or interpretations thereof by Governmental Entities, (C) actions or omissions of the Company required or expressly permitted by the terms of this Agreement or taken with the prior written consent of the Investor, (D) changes in general economic, monetary or financial conditions, including changes in prevailing interest rates, credit markets, secondary mortgage market conditions or housing price appreciation/depreciation trends, (E) changes in the market price or trading volumes of the Common Stock or the Company’s other securities (but not the underlying causes of such changes), (F) the failure of the Company to meet any internal or public projections, forecasts, estimates or guidance (including guidance as to “earnings drivers”) (but not the underlying causes of such failure), (G) changes in global or national political conditions, including the outbreak or escalation of war or acts of terrorism, and (H) the identity of the Investor or the public disclosure of this Agreement or the transactions contemplated hereby except, with respect to clauses (D) and (G), to the extent that the effects of such changes have a disproportionate effect on the Company, taken as a whole, relative to other similarly situated banks, savings associations or their holding companies generally.
     (c) “Previously Disclosed” with regard to (1) a party (including the Company) means information set forth on its Disclosure Schedule, provided, however, that disclosure in any section of such Disclosure Schedule shall apply only to the indicated section of this Agreement except to the extent that it is reasonably apparent from the face of such disclosure that such disclosure is relevant to another section of this Agreement, and (2) the Company means information publicly disclosed by the Company in (A) its Annual Report on Form 10-K for the fiscal year ended December 31, 2007, as filed by it with the Securities and Exchange Commission (“SEC”) on February 29, 2008, (B) its Definitive Proxy Statement on Schedule 14A, as filed by it with the SEC on April 25, 2008, (C) its Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2008, as filed by it with the SEC on May 12, 2008, or June 30, 2008, as filed by it with the SEC on August 11, 2008 or (D) any Current Report on Form 8-K filed or furnished by it with the SEC since December 31, 2007 and publicly available on EDGAR prior to the date of this Agreement.
     2.2 Representations and Warranties of the Company. Except as Previously Disclosed, the Company represents and warrants to the Investor, as of the date of this Agreement (except to the extent made only as of a specified date), that:
     (a) Organization and Authority. (1) The Company is a corporation duly organized and validly existing under the laws of the State of Illinois, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and where failure to be so qualified would have or reasonably be expected to result in a Material Adverse Effect, and has the corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted. The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (“BHC Act”). The Company has furnished to the Investor true, correct and complete copies of the Articles of Incorporation and bylaws as in effect on the date of this Agreement. The Company is not in violation of any of the provisions of its Articles of Incorporation, bylaws or other organizational or charter documents.
     (2) Each Company Significant Subsidiary is duly organized and validly existing under the laws of its jurisdiction of organization, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified, except in each case where failure to be so qualified, in good standing or validly existing would not have or reasonably be expected to result in a Material Adverse Effect, and has the corporate power and authority to own its properties and assets and to carry on its business as it is being conducted. No Company Significant Subsidiary is in violation of any of the material provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.
     (3) The deposit accounts of each Company Bank are insured up to applicable limits by the Federal Deposit Insurance Corporation, and all premiums and assessments required to be paid in connection therewith have been paid when due. The Company does not control, as that term is used in section 2(a)(2) of the BHC Act, 12 U.S.C. s. 1841(a)(2), and defined and interpreted by the Federal Reserve Board under 12 C.F.R. Part 225, any bank, trust company, savings association, or depository institution that is not included as a Company Bank under Section 5.9(d) of this Agreement.
     (b) Capitalization. The authorized capital stock of the Company consists of 60,000,000 shares of common stock, no par value per share (the “Common Stock”), and 20,000,000 shares of preferred stock, no par value, of the Company (the “Company Preferred Stock”), of which 100,000 shares have been designated as Junior Serial Preferred Stock A. As of the close of business on August 20, 2008 (the “Capitalization Date”), there were 23,637,725 shares of Common Stock outstanding and no shares of Company Preferred Stock outstanding. As of the close of business on the Capitalization Date, other than (i) issuances, awards or grants outstanding or issuable under the Company’s Directors Deferred Fee and Stock Plan, the Company’s 2007 Stock Incentive Plan and the Company’s 1997 Stock Incentive Plan or the Company’s Employee Stock Purchase Plan, each as amended in respect of which an aggregate of 3,337,607 shares of Common Stock have been reserved for issuance, and (ii) the warrant certificates issued pursuant to that certain Agreement and Plan of Merger by and among the Company, Wayne Hummer Asset Management Company and Lake Forest Capital Management Co., Robert L. Meyers, James P. Richter and S.A. Lincoln dated as of February 4, 2003 (the “Warrants”), in respect of which an aggregate of 19,000 shares of Common Stock have been reserved for issuance, no shares of Common Stock or Company Preferred Stock were reserved for issuance. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive or similar rights. No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which the stockholders of the Company may vote (“Voting Debt”) are issued and outstanding. As of the date of this Agreement, except (i) pursuant to any cashless exercise provisions of any Company stock options or pursuant to the surrender of shares to the Company or the withholding of shares by the Company to cover tax withholding obligations under the Benefit Plans, and (ii) as set forth elsewhere in this Section 2.2(b), the Company does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of, or securities or rights convertible into or exchangeable for, any shares of Common Stock or Company Preferred Stock or any other equity securities of the Company or Voting Debt or any securities representing the right to purchase or otherwise receive any shares of capital stock of the Company (including any rights plan or agreement). The issue and sale of the Securities hereunder will not obligate the Company or any Subsidiary to issue shares of Common Stock or other securities to any person (other than the Investor) and will not result in a right of any holder of Company or Subsidiary securities to adjust or reset the exercise, conversion, exchange or purchase price of or under such securities. There are no persons entitled to registration rights or similar rights of the Corporation that would entitle such persons to pre-empt, “piggyback” or participate in the registration contemplated by Section 4.7.
     (c) Company’s Subsidiaries. The Company owns, directly or indirectly, all of the issued and outstanding shares of capital stock of and all other equity interests in each of the Company Significant Subsidiaries, free and clear of any material liens, charges, rights of first refusal, adverse rights or claims, pledges, covenants, title defects, security interests and other material encumbrances of any kind other than those accruing to the benefit of, or initiated by, the Investor or any of its Affiliates (“Liens”), and all of such shares or equity interests are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. No Company Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock, any other equity security or any Voting Debt of such Company Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock, any other equity security or Voting Debt of such Company Subsidiary.
     (d) Authorization. (1) The Company has the corporate power and authority to enter into this Agreement and to carry out its obligations under the Transaction Documents. The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated by the Transaction Documents have been duly authorized by the board of directors of the Company (the “Board of Directors”). This Agreement has been duly and validly executed and delivered by the Company and, assuming due authorization, execution and delivery by the Investor, is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles). No other corporate proceedings (including any shareholder approval) are necessary for the execution and delivery by the Company of this Agreement, the performance by it of its obligations under the Transaction Documents or the consummation by it of the transactions contemplated thereby.
     (2) Neither the execution and delivery by the Company of the Transaction Documents, nor the consummation of the transactions contemplated thereby, nor compliance by the Company with any of the provisions thereof (including, without limitation, the conversion provisions of the Convertible Preferred Stock), will (A) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or result in the loss of any benefit or creation of any right on the part of any third party under, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any Lien upon any of the material properties or assets of the Company or any Company Subsidiary under any of the terms, conditions or provisions of (i) its Articles of Incorporation or bylaws (or similar governing documents) or the charter, bylaws or other governing instrument of any Company Significant Subsidiary or (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any Company Significant Subsidiary is a party or by which it may be bound, or to which the Company or any Company Significant Subsidiary or any of the properties or assets of the Company or any Company Subsidiary may be subject, or (B) subject to compliance with the statutes and regulations referred to in Section 2.2(e), violate any law, statute, ordinance, rule, regulation, permit, concession, grant, franchise or any judgment, ruling, order, writ, injunction or decree applicable to the Company or any Company Subsidiary or any of their respective properties or assets except in the case of clauses (A)(ii) and (B) for such violations, conflicts and breaches as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.
     (e) Governmental Consents. Other than the securities or blue sky laws of the various states, no material notice to, registration, declaration or filing with, exemption or review by, or authorization, order, consent or approval of, any Governmental Entity, or expiration or termination of any statutory waiting period, is necessary for the consummation by the Company of the transactions contemplated by the Transaction Documents.
     (f) Financial Statements. Each of the consolidated balance sheets of the Company and the Company Subsidiaries and the related consolidated statements of income, stockholders’ equity and cash flows, together with the notes thereto (collectively, the “Company Financial Statements”), included in any Company Report filed with the SEC prior to the date of this Agreement, (1) have been prepared from, and are in accordance with, the books and records of the Company and the Company Subsidiaries, (2) complied, as of their respective date of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, (3) have been prepared, in all material respects, in accordance with GAAP applied on a consistent basis during the periods involved and (4) present fairly, in all material respects, the consolidated financial position of the Company and the Company Subsidiaries as of and for the dates set forth therein and the consolidated results of operations, changes in stockholders’ equity and cash flows of the Company and the Company Subsidiaries for the periods stated therein, subject, in the case of any unaudited financial statements, to normal recurring year-end audit adjustments and the lack of footnotes. The independent auditors who examined or audited the Company Financial Statements are independent public accountants with respect to the Company and its Subsidiaries within the meaning of Rule 101 of the AICPA’s Code of Professional Conduct and its interpretations and rulings.
     (g) Reports. (1) Since December 31, 2005, the Company and each Company Subsidiary has timely filed all material reports, registrations, documents, filings, statements and submissions, together with any amendments thereto, that it was required to file with any Governmental Entity (the foregoing, collectively, the “Company Reports”) and has paid all fees and assessments due and payable in connection therewith. As of their respective dates of filing, the Company Reports complied in all material respects with all statutes and applicable rules and regulations of the applicable Governmental Entities. To the knowledge of the Company, as of the date of this Agreement, there are no outstanding comments from the SEC or any other Governmental Entity with respect to any Company Report. In the case of each such Company Report filed with or furnished to the SEC, such Company Report did not, as of its date or if amended prior to the date of this Agreement, as of the date of such amendment, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made in it, in light of the circumstances under which they were made, not misleading and complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). With respect to all other Company Reports, the Company Reports were complete and accurate in all material respects as of their respective dates. No executive officer of the Company or any Company Subsidiary has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act of 2002.
     (2) The records, systems, controls, data and information of the Company and the Company Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of the Company or the Company Subsidiaries or their accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not have or reasonably be expected to result in a material adverse effect on the system of internal accounting controls described below in this Section 2.2(g). The Company (A) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to the Company, including the consolidated Company Subsidiaries, is made known to the chief executive officer and the chief financial officer of the Company by others within those entities, and (B) has disclosed, based on its most recent evaluation prior to the date hereof, to the Company’s outside auditors and the audit committee of the Board of Directors (x) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. Since December 31, 2006 and until the date of this Agreement, (A) neither the Company nor any Company Subsidiary nor, to the knowledge of the Company, any director, officer, employee, auditor, accountant or representative of the Company or any Company Subsidiary has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any Company Subsidiary or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the

Company or any Company Subsidiary has engaged in questionable accounting or auditing practices and (B) no attorney representing the Company or any Company Subsidiary, whether or not employed by the Company or any Company Subsidiary, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the Board of Directors or any committee thereof or to any director or officer of the Company.
     (h) Properties and Leases. Except as (1) would not have or (2) would not reasonably be expected to have a Material Adverse Effect, the Company and the Company Subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from Liens that would affect the value thereof or interfere with the use made or to be made thereof by them. Except as (1) would not have or (2) would not reasonably be expected to have a Material Adverse Effect, the Company and the Company Subsidiaries hold all leased real or personal property under valid and enforceable leases, of which they are in compliance, and with no exceptions that would interfere with the use made or to be made thereof by them.
     (i) Taxes. (1) Each of the Company and the Company Subsidiaries has (x) duly and timely filed (including pursuant to applicable extensions granted without penalty) all material Tax Returns required to be filed by it and (y) paid in full all material Taxes due or made adequate provision in the financial statements of the Company (in accordance with GAAP) for any such Taxes, whether or not shown as due on such Tax Returns; (2) no material deficiencies for any Taxes have been proposed, asserted or assessed in writing against or with respect to any Taxes due by or Tax Returns of the Company or any of the Company Subsidiaries which deficiencies have not since been resolved, except for Taxes proposed, asserted or assessed that are being contested in good faith by appropriate proceedings and for which reserves adequate in accordance with GAAP have been provided; and (3) there are no material Liens for Taxes upon the assets of either the Company or the Company Subsidiaries except for statutory Liens for current Taxes not yet due or Liens for Taxes that are being contested in good faith by appropriate proceedings and for which reserves adequate in accordance with GAAP have been provided. None of the Company or any of the Company Subsidiaries has been a “distributing corporation” or a “controlled corporation” in any distribution occurring during the last two years in which the parties to such distribution treated the distribution as one to which Section 355 of the Internal Revenue Code of 1986, as amended (the “Code”) is applicable. None of the Company or any Company Subsidiary has engaged in any transaction that is a “listed transaction” for federal income tax purposes within the meaning of Treasury Regulations section 1.6011-4, which has not yet been the subject of an audit. For purposes of this Agreement, “Taxes” shall mean all taxes, charges, levies, penalties or other assessments imposed by any United States federal, state, local or foreign taxing authority, including any income, excise, property, sales, transfer, franchise, payroll, withholding, social security or other taxes, together with any interest or penalties attributable thereto, and any payments made or owing to any other person measured by such taxes, charges, levies, penalties or other assessment, whether pursuant to a tax indemnity agreement, tax sharing payment or otherwise (other than pursuant to commercial agreements or Benefit Plans). For purposes of this Agreement, “Tax Return”

shall mean any return, report, information return or other document (including any related or supporting information) required to be filed with any taxing authority with respect to Taxes, including without limitation all information returns relating to Taxes of third parties, any claims for refunds of Taxes and any amendments or supplements to any of the foregoing.
     (j) Absence of Certain Changes. Since December 31, 2007 until the date hereof, (1) the Company and the Company Subsidiaries have conducted their respective businesses in all material respects in the ordinary course, consistent with prior practice, (2) except (A) for any publicly disclosed ordinary dividends on the Common Stock, (B) pursuant to any cashless exercise provisions of any Company stock options or pursuant to the surrender of shares to the Company or the withholding of shares by the Company to cover tax withholding obligations under the Benefit Plans, and (C) for any repurchases of Common Stock under announced repurchase programs, the Company has not made or declared any distribution in cash or in kind to its stockholders or issued or repurchased any shares of its capital stock or other equity interests and (3) no event or events have occurred that has had or would reasonably be expected to result in a Material Adverse Effect.
     (k) No Undisclosed Liabilities. Neither the Company nor any of the Company Subsidiaries has any material liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) which are not properly reflected or reserved against in the Company Financial Statements to the extent required to be so reflected or reserved against in accordance with GAAP, except for (1) liabilities that have arisen since December 31, 2007 in the ordinary course of business or of a nature and amount consistent with past practice and (2) contractual liabilities under (other than liabilities arising from any breach or violation of) agreements Previously Disclosed or not required by this Agreement to be so disclosed.
     (l) Commitments and Contracts. The Company has Previously Disclosed or provided or made available to the Investor or its representatives true, correct and complete copies of, each contract or agreement that is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K under the Securities Act) to which the Company or any Company Significant Subsidiary is a party or subject (each, a “Company Significant Agreement”). (i) Each of the Company Significant Agreements is valid and binding on the Company and the Company Significant Subsidiaries, as applicable, and in full force and effect; (ii) the Company and each of the Company Significant Subsidiaries, as applicable, are in all material respects in compliance with and have in all material respects performed all obligations required to be performed by them to date under each Company Significant Agreement; and (iii) as of the date hereof, to the Company’s knowledge, neither the Company nor any of the Company Significant Subsidiaries has received notice of any material violation or default (or any condition which with the passage of time or the giving of notice would cause such a violation of or a default) by any party under any Company Significant Agreement.
     (m) Offering of Securities. Neither the Company nor any person acting on its behalf has taken any action (including any offering of any securities of the Company under circumstances which would require the integration of such offering with the offering of any of the Securities to be issued pursuant to this Agreement under the Securities Act, and the rules and regulations of the SEC promulgated thereunder) which might subject the offering, issuance or sale of any of the Securities to the Investor pursuant to this Agreement to the registration requirements of the Securities Act.
     (n) Status of Securities. The Preferred Stock Certificate of Designations is being concurrently filed with the Secretary of State of the State of Illinois in accordance with the Illinois Business Corporation Act. The shares of Convertible Preferred Stock have been duly authorized by all necessary corporate action. When issued and sold against receipt of the consideration therefor as provided in this Agreement, such shares of Convertible Preferred Stock will be validly issued, fully paid and nonassessable and will not be subject to any Liens or preemptive or similar rights of any other stockholder of the Company. The shares of Common Stock issuable upon the conversion of the Convertible Preferred Stock have been duly authorized by all necessary corporate action and when so issued upon such conversion or exercise will be validly issued, fully paid and nonassessable, will not be subject to any Liens or subject the holders thereof to personal liability and will not be subject to preemptive or similar rights of any other stockholder of the Company.
     (o) Litigation and Other Proceedings. There is no pending or, to the knowledge of the Company, threatened, claim, action, suit, investigation or proceeding, against the Company or any Company Subsidiary or to which any of their assets are subject, nor is the Company or any Company Subsidiary subject to any order, judgment or decree, in each case except as are disclosed in the Company reports filed with the SEC or which are not required to be disclosed pursuant to the Securities Act or the Exchange Act, or the rules and regulations promulgated thereunder. Except as are disclosed in the Company reports filed with the SEC or which are not required to be disclosed pursuant to the Securities Act or the Exchange Act, or the rules and regulations promulgated thereunder, there is no unresolved violation, criticism or exception by any Governmental Entity with respect to any report or relating to any examinations or inspections of the Company or any Company Subsidiaries.
     (p) Compliance with Laws. The Company and each Company Subsidiary have all material permits, licenses, franchises, authorizations, orders and approvals of, and have made all filings, applications and registrations with, Governmental Entities that are required in order to permit them to own or lease their properties and assets and to carry on their business as presently conducted and that are material to the business of the Company or such Company Subsidiary. The Company and each Company Subsidiary has complied in all material respects and is not in default or violation in any respect of, and none of them is, to the knowledge of the Company, under investigation with respect to or, to the knowledge of the Company, has been threatened to be charged with or given notice of any material violation of, any applicable material domestic (federal, state or local) or foreign law, statute, ordinance, license, rule, regulation, policy or guideline, order, demand, writ, injunction, decree or judgment of any Governmental Entity, other than such noncompliance, defaults or violations that would not have or reasonably be expected to result in a Material Adverse Effect. Except for statutory or regulatory restrictions of general application, no Governmental Entity has placed any material restriction on the business or properties of the Company or any Company Subsidiary.
     (q) Risk Management Instruments. Except as has not had or would not reasonably be expected to result in a Material Adverse Effect, all material derivative instruments, including, swaps, caps, floors and option agreements, whether entered into for the Company’s own account, or for the account of one or more of the Company Subsidiaries, were entered into (1) only in the ordinary course of business, (2) in accordance with prudent practices and in all material respects with all applicable laws, rules, regulations and regulatory policies and (3) with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of the Company or one of the Company Subsidiaries, enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium or other laws relating to or affecting the enforcement of creditors’ rights generally or by general equitable principles. Neither the Company or the Company Subsidiaries, nor, to the knowledge of the Company, any other party thereto, is in material breach of any of its obligations under any such agreement or arrangement.
     (r) Anti-takeover Provisions Not Applicable. The Board of Directors has taken all necessary action to ensure that the transactions contemplated by the Transaction Documents and any of the transactions contemplated thereby will be deemed to be exceptions to the provisions of Section 11.75 of the Illinois Business Corporation Act, and that any other similar “moratorium,” “control share,” “fair price,” “takeover” or “interested stockholder” law does not and will not apply to this Agreement or to any of the transactions contemplated by the Transaction Documents.
     (s) Brokers and Finders. Neither the Company nor any Company Subsidiary nor any of their respective officers, directors, employees or agents has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker or finder has acted directly or indirectly for the Company or any Company Subsidiary, in connection with this Agreement or the transactions contemplated hereby.
     (t) Registration Exemption. Based, in part, upon the representations and warranties of the Investor contained in Section 2.3(c), the Company is not required by applicable law or regulation in connection with the offer, sale and delivery of the Securities to the Investor in the manner contemplated by this Agreement to register the Securities under the Securities Act or any state securities laws.
     (u) Agreements with Regulatory Agencies. Neither the Company nor any Company Subsidiary is subject to any cease-and-desist or other similar order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any capital directive by, or since December 31, 2006, has adopted any board resolutions at the request of, any Governmental Entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its liquidity and funding policies and practices, its ability to pay dividends, its credit, risk management or compliance policies, its internal controls, its management or its operations or business (each item in this sentence, a “Regulatory Agreement”), nor has the Company or any Company Subsidiary been advised since December 31, 2006 and until the date hereof by any Governmental Entity that it is considering issuing, initiating, ordering, or requesting any such Regulatory Agreement. The Company and each Company Subsidiary are in compliance in all material respects with each Regulatory Agreement to which it is party or subject, and neither the Company nor any Company Subsidiary has received any notice from any Governmental Entity indicating that either the Company or any Company Subsidiary is not in compliance in all material respects with any such Regulatory Agreement. Neither the Company nor any of the Company Banks have, during the Company’s ownership of such Company Banks, been notified by any Governmental Authority that it is in “Troubled Condition” as defined in 12 C.F.R. 225.71(d); 12 C.F.R. 5.51(c)(6); or 12 C.F.R. 303.101(c). The Company and each Company Bank is “Well Managed” as defined in 12 C.F.R. 5.34(d)(3); 12 C.F.R. 225.2(s); 12 C.F.R. 208.77(h); and 12. C.F.R. 362.17(e), respectively.
     (v) Mortgage Banking Business. To the knowledge of the Company (which solely for purposes of this Section 2.2(v) shall include the officer of the Company in charge of the Company’s mortgage banking business), and except as has not had and would not reasonably be expected to have a Material Adverse Effect:
(1) The Company and each Company Subsidiary has complied with, and all documentation in connection with the origination, processing, underwriting and credit approval of any mortgage loan originated, purchased or serviced by the Company or any Company Subsidiary satisfied, (A) all applicable federal, state and local laws, rules and regulations with respect to the origination, insuring, purchase, sale, pooling, servicing, subservicing, or filing of claims in connection with mortgage loans, including all laws relating to real estate settlement procedures, consumer credit protection, truth in lending laws, usury limitations, fair housing, transfers of servicing, collection practices, equal credit opportunity and adjustable rate mortgages, (B) the responsibilities and obligations relating to mortgage loans set forth in any agreement between the Company or any Company Subsidiary and any Agency, Loan Investor or Insurer, (C) the applicable rules, regulations, guidelines, handbooks and other requirements of any Agency, Loan Investor or Insurer and (D) the terms and provisions of any mortgage or other collateral documents and other loan documents with respect to each mortgage loan; and
(2) Except as Previously Disclosed, no Agency, Loan Investor or Insurer has (A) claimed in writing that the Company or any Company Subsidiary has violated or has not complied with the applicable underwriting standards with respect to mortgage loans sold by the Company or any Company Subsidiary to a Loan Investor or Agency, or with respect to any sale of mortgage servicing rights to a Loan Investor, (B) imposed in writing restrictions on the activities (including commitment authority) of the Company or any Company Subsidiary or (C)

indicated in writing to the Company or any Company Subsidiary that it has terminated or intends to terminate its relationship with the Company or any Company Subsidiary for poor performance, poor loan quality or concern with respect to the Company’s or any Company Subsidiary’s compliance with laws.
For purposes of this Section 2.2(v):
(A) “Agency” shall mean the Federal Housing Administration, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Government National Mortgage Association, or any other federal or state agency with authority to (i) authority to determine any investment, origination, lending or servicing requirements with regard to mortgage loans originated, purchased or serviced by the Company or any Company Subsidiary or (ii) originate, purchase, or service mortgage loans, or otherwise promote mortgage lending, including without limitation state and local housing finance authorities.
(B) “Loan Investor” shall mean any person (including an Agency) having a beneficial interest in any mortgage loan originated, purchased or serviced by the Company or any Company Subsidiary or a security backed by or representing an interest in any such mortgage loan; and
(C) “Insurer” means a person who insures or guarantees for the benefit of the mortgagee all or any portion of the risk of loss upon borrower default on any of the mortgage loans originated, purchased or serviced by the Company or any Company Subsidiary, including, the Federal Housing Administration, the United States Department of Veterans’ Affairs, the Rural Housing Service of the U.S. Department of Agriculture and any private mortgage insurer, and providers of hazard, title or other insurance with respect to such mortgage loans or the related collateral.
(w) Credit Reporting.
(1) The Company has provided Investor with a true and complete list of (A) all Past Due, nonaccrual, and restructured loans of $5 million or more made by the Company or any Company Bank as of June 30, 2008, and (B) any loan of $5 million or more that would be graded “substandard,” “doubtful” or “loss” in connection with a state or federal bank inspection or bank holding company inspection, and have duly reported all Past Due loans, nonaccrual loans, and restructured loans on Schedule RC-N of form FFIEC 031 or 041, as applicable, as of June 30, 2008.
(2) Neither the Company nor any of the Company Banks are under an order, directive, or request in any form from any federal or state banking agency to increase the provision to the ALLL for any current reporting period or any other or reporting period ended during the previous twelve (12) months.
(3) The Company and the Company Banks have developed and implemented a loan review system that meets in all material respects the applicable standards of the federal banking agencies that are the primary regulators for each of them as defined in the Interagency Policy Statement on the Allowance for Loan and Lease Losses, Attachment 1.
     2.3 Representations and Warranties of the Investor. Except as Previously Disclosed, the Investor hereby represents and warrants to the Company, as of the date of this Agreement, that:
     (a) Organization and Authority. The Investor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and where failure to be so qualified would be reasonably expected to materially and adversely affect the Investor’s ability to perform its obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis, and the Investor has the corporate or other power and authority and governmental authorizations to own its properties and assets and to carry on its business as it is now being conducted.
     (b) Authorization. (1) The Investor has the corporate or other power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by the Investor and the consummation of the transactions contemplated hereby have been duly authorized by the Investor’s board of directors, general partner or managing members, as the case may be, and no further approval or authorization by any of its partners or other equity owners, as the case may be, is required. This Agreement has been duly and validly executed and delivered by the Investor and assuming due authorization, execution and delivery by the Company, is a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles).
     (2) Neither the execution, delivery and performance by the Investor of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance by the Investor with any of the provisions hereof, will (A) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any Lien upon any of the properties or assets of the Investor under any of the terms, conditions or provisions of (i) its certificate of limited partnership or partnership agreement or similar governing documents or (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Investor is a party or by which it may be bound, or to which the Investor or any of the properties or assets of the Investor may be subject, or (B) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any law, statute, ordinance, rule or regulation, permit, concession, grant, franchise or any judgment, ruling, order, writ, injunction or decree applicable to the Investor or any of its properties or assets except in the case of clauses (A)(ii) and (B) for such violations, conflicts and breaches as would not reasonably be expected to materially and adversely affect the Investor’s ability to perform its respective obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis.
     (3) Other than the securities or blue sky laws of the various states, no notice to, registration, declaration or filing with, exemption or review by, or authorization, order, consent or approval of, any Governmental Entity, nor expiration or termination of any statutory waiting period, is necessary for the consummation by the Investor of the transactions contemplated by this Agreement.
     (c) Purchase for Investment. The Investor acknowledges that the Securities have not been registered under the Securities Act or under any state securities laws and are “restricted securities” within the meaning of Rule 144 and may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom and acknowledges that each certificate evidencing the Convertible Preferred Stock and shares of Common Stock issuable upon conversion thereof will bear a legend to the effect set forth in Section 4.3. The Investor (1) is acquiring the Securities pursuant to an exemption from registration under the Securities Act solely for investment with no present intention to distribute any of the Securities to any person, without prejudice, however, to the Investor’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws (and, subject to this sentence and the provisions of Section 4.2, nothing contained herein shall be deemed a representation or warranty by the Investor to hold any Securities for any period of time), (2) will not sell or otherwise dispose of any of the Securities, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws, (3) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Securities and of making an informed investment decision, and (4) is an “accredited investor” (as that term is defined by Rule 501 of the Securities Act).
     (d) Ownership. As of the date of this Agreement, neither the Investor nor any of its Affiliates are the owners of record or the Beneficial Owners of shares of Common Stock or securities convertible into or exchangeable for Common Stock other than as specified in Schedule 2.3(d).
     (e) Brokers and Finders. Neither the Investor nor its Affiliates, any of their respective officers, directors, employees or agents has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker or finder has acted directly or indirectly for the Investor, in connection with this Agreement or the transactions contemplated hereby.

ARTICLE III
COVENANTS
     3.1 Other Actions.
     The Investor, on the one hand, and the Company, on the other hand, will cooperate and consult with the other and use reasonable best efforts to perform the covenants contemplated by this Agreement. Each party shall execute and deliver both before and after the Closing such further certificates, agreements and other documents and take such other actions as the other parties may reasonably request to consummate or implement such transactions or to evidence such events or matters.
     3.2 Access, Information and Confidentiality.
     (a) From the date hereof, until the date when the Investor holds less than 50% of the Convertible Preferred Stock or Common Stock into which shares of Convertible Preferred Stock owned by the Investor are convertible (the “Qualifying Ownership Interest”), the Company will permit the Investor to visit and inspect, at the Investor’s expense, the properties of the Company and the Company Subsidiaries, to examine the corporate books and to discuss the affairs, finances and accounts of the Company and the Company Subsidiaries with the principal officers of the Company, all upon reasonable notice and at such reasonable times and as often as the Investor may reasonably request. Any investigation pursuant to this Section 3.2 shall be conducted during normal business hours and in such manner as not to interfere unreasonably with the conduct of the business of the Company, and nothing herein shall require the Company or any Company Subsidiary to disclose any information to the extent (i) prohibited by applicable law or regulation, (ii) that the Company reasonably believes such information to be competitively sensitive proprietary information (except to the extent the Investor provides assurances reasonably acceptable to the Company that such information shall not be used by the Investor or its Affiliates to compete with the Company and Company Subsidiaries), (iii) that is protected by attorney-client privilege, or (iv) that such disclosure would reasonably be expected to cause a violation of any agreement to which the Company or any Company Subsidiary is a party or would cause a risk of a loss of privilege to the Company or any Company Subsidiary (provided that the Company shall use commercially reasonable efforts to make appropriate substitute disclosure arrangements under circumstances where the restrictions in this clause (iii) apply).
     (b) Each party to this Agreement will hold, and will use its best efforts to cause its respective Affiliates and their directors, officers, employees, agents, consultants and advisors to hold, in strict confidence, unless disclosure to a regulatory authority is necessary or appropriate in connection with any necessary regulatory approval or unless disclosure is required by judicial or administrative process or, in the written opinion of its counsel, by other requirement of law or the applicable requirements of any regulatory agency or relevant stock exchange, all non-public records, books, contracts, instruments, computer data and other data and information (collectively, “Information”) concerning the other party hereto furnished to it by such other party or its representatives pursuant to this Agreement (except to the extent that such information can be shown to have been (1) previously known by such party on a non-confidential basis, (2) in the public domain through no fault of such party or (3) later lawfully acquired from other sources by the party to which it was furnished), and, subject to the foregoing, neither party hereto shall release or disclose such Information to any other person, except its auditors, attorneys, financial advisors, other consultants and advisors.
ARTICLE IV
ADDITIONAL AGREEMENTS
     4.1 Standstill Agreement. The Investor agrees that, without the prior written approval of the Company, until the date that is twelve months from the Closing Date, neither the Investor nor any of its Affiliates will, directly or indirectly:
     (a) in any way acquire, offer or propose to acquire or agree to acquire, Beneficial Ownership of any Voting Securities if such acquisition would result in the Investor and its Affiliates having Beneficial Ownership of 9.9% or more of the outstanding shares of voting securities (including the Common Stock of the Company and, for the avoidance of doubt, for purposes of calculating Beneficial Ownership of the Investor and its Affiliates hereunder, (x) any security that is convertible into, or exercisable for, any such voting securities or Common Stock that is Beneficially Owned by the Investor or its Affiliates shall be treated as fully converted or exercised, as the case may be, into the underlying voting securities or Common Stock, and (y) any security convertible into, or exercisable for, the Common Stock that is Beneficially Owned by any person other than the Investor or any of its Affiliates shall not be taken into account), other than solely as a result of the exercise of any rights or obligations set forth in this Agreement;
     (b) enter into or agree, offer, propose or seek (whether publicly or otherwise) to enter into, or otherwise be involved in or part of, any acquisition transaction, merger or other business combination relating to all or part of the Company or any of the Company Subsidiaries or any acquisition transaction for all or part of the assets of the Company or any Company Subsidiary or any of their respective businesses;
     (c) make, or in any way participate in, any “solicitation” of “proxies” (as such terms are defined under Regulation 14A under the Exchange Act, disregarding clause (iv) of Rule 14a-1(1)(2) and including any otherwise exempt solicitation pursuant to Rule 14a-2(b)) to vote, or seek to advise or influence any person or entity with respect to the voting of, any voting securities of the Company or any Company Subsidiary;
     (d) call or seek to call a meeting of the stockholders of the Company or any of the Company Subsidiaries or initiate any shareholder proposal for action by stockholders of the Company or any of the Company Subsidiaries, form, join or in any way participate in a “group” (within the meaning of Section 13(d)(3) of the Exchange Act and the rules and regulations thereunder) with respect to any Voting Securities, or seek, propose or otherwise act alone or in concert with others, to influence or control the management, Board of Directors or policies of the Company or any Company Subsidiaries; or
     (e) bring any action or otherwise act to contest the validity of this Section 4.1 or seek a release of the restrictions contained herein, or make a request to amend or waive any provision of this Section 4.1;
provided, that (i) Section 4.1(a) shall not apply to any investment activity related to employee benefit or retirement plans conducted in the ordinary course of business by any portfolio company with respect to which such Investor is not the party exercising control over either the day to day operations of such portfolio company or the decision to purchase Voting Securities; provided that such Investor does not (A) directly or indirectly provide or make available to such entity any non-public information concerning the Company or any Company Subsidiary and such portfolio company is not acting at the request or direction of or in coordination with such Investor or (B) cause such portfolio company or its directors, officers, managers, members or other representatives to take any action that Investor would be prohibited from doing hereby; and provided, further, that ownership of such shares is not attributed to such Investor under 12 C.F.R. Part 225 and (ii) nothing in this Section 4.1 shall prevent the Investor or its Affiliates from voting any Voting Securities then Beneficially Owned by the Investor or its Affiliates in any manner.
     4.2 Transfer Restrictions.
     (a) Restrictions on Transfer. Except as otherwise expressly permitted in the Transaction Documents, the Investor will not transfer, sell, assign, pledge or otherwise dispose of, or agree to take any such action (“Transfer”) any Securities acquired pursuant to this Agreement, except as follows: following the date that is twelve months from the Closing Date, the Investor may Transfer the Securities owned by it; provided, that, except for Transfers pursuant to Rule 144 under the Securities Act or a registered underwritten offering, the Investor must reasonably believe that any transferee in any such Transfer would not own more than 4.9% of the Common Stock (or securities convertible or exercisable for Common Stock) of the Company after such Transfer unless being transferred to a person such Investor reasonably believes would upon such purchase be eligible to file a Schedule 13G in respect thereof; provided further, that, other than a Transfer which is (i) in connection with the conversion of Convertible Preferred Stock and (ii) is for the purpose of preventing Investor from owning in excess of 9.9% of the Common Stock outstanding at such time, no such Transfer shall be permitted unless the aggregate liquidation preference (or, if there is no liquidation preference, fair market value) of Securities to be Transferred exceeds $5,000,000. The restrictions set forth in this Section 4.2(a) shall terminate and be of no further effect on the second anniversary of the Closing Date.
     (b) Permitted Transfers. Notwithstanding Section 4.2(a), or anything to the contrary contained in any Transaction Document, the Investor shall be permitted to Transfer any portion or all of its Securities at any time under the following circumstances:

     (1) Transfers to (A) any Affiliate of the Investor under common control with Investor’s ultimate parent, general partner or investment advisor or (B) any limited partner or shareholder of the Investor, but in each case only if the transferee agrees in writing for the benefit of the Company (with a copy thereof to be furnished to the Company) to be bound by the terms of this Agreement (any such transferee shall be included in the term “Investor”).
     (2) Transfers pursuant to a merger, tender offer or exchange offer or other business combination, acquisition of assets or similar transaction or change of control involving the Company or any Company Subsidiaries; provided, that such transaction has been approved by or not opposed by the Board of Directors.
     (c) Hedging. The Investor agrees that, during the one-year period following the Closing, it shall not, directly or indirectly, enter into any hedging agreement, arrangement or transaction, the value of which is based upon the value of any of the Securities purchased pursuant to this Agreement, except for transactions involving an index-based portfolio of securities that includes Common Stock (provided that the value of such Common Stock in such portfolio is not more than 5% of the total value of the portfolio of securities).
     4.3 Legend. (a) The Investor agrees that all certificates or other instruments representing the Securities subject to this Agreement will bear a legend substantially to the following effect:
     (1) THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.
     (2) THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE SUBJECT TO THE TERMS AND CONDITIONS OF AN INVESTMENT AGREEMENT BETWEEN THE CORPORATION AND THE HOLDER HEREOF, AND MAY NOT BE SOLD, ASSIGNED, PLEDGED, TRANSFERRED OR ENCUMBERED EXCEPT IN ACCORDANCE WITH THE TERMS AND PROVISIONS OF SAID AGREEMENT, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION IN LAKE FOREST, ILLINOIS AND WILL BE FURNISHED TO THE HOLDER OF THIS CERTIFICATE UPON REQUEST AND WITHOUT CHARGE.
     (b) Upon request of the Investor, upon receipt by the Company of an opinion of counsel reasonably satisfactory to the Company to the effect that such legend is no longer required under the Securities Act, the Company shall promptly cause clause (1) of the legend to be removed from any certificate for any Securities to be Transferred in accordance with the terms of this Agreement and following such time as the applicable shares of Common Stock issuable upon conversion of the Convertible Preferred Stock can be sold by the Investor or the holder thereof without volume restrictions pursuant to Rule 144 and clause (2) of the legend shall be removed upon the expiration of such transfer and other restrictions set forth in this Agreement. The Investor acknowledges that the Securities have not been registered under the Securities Act or under any state securities laws and agrees that it will not sell or otherwise dispose of any of the Securities, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws.
     4.4 Reservation for Issuance. The Company will reserve that number of shares of Common Stock sufficient for issuance upon exercise or conversion of Securities owned at any time by the Investor.
     4.5 Certain Transactions. The Company will not merge or consolidate into, or sell, transfer or lease all or substantially all of its property or assets to, any other party unless the successor, transferee or lessee party, as the case may be (if not the Company), expressly assumes the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the Company.
     4.6 Indemnity. (a) The Company agrees to indemnify and hold harmless the Investor and its Affiliates and their respective officers, directors, partners, members and employees, and each person who controls them within the meaning of the Exchange Act and the rules and regulations promulgated thereunder, to the fullest extent lawful, from and against any and all actions, suits, claims, proceedings, costs, losses, liabilities, damages, expenses (including reasonable attorneys’ fees and disbursements), amounts paid in settlement and other costs (collectively, “Losses”) arising out of or resulting from (1) any inaccuracy in or breach of the Company’s representations or warranties in this Agreement or (2) the Company’s breach of agreements or covenants made by the Company in this Agreement or (3) any action, suit, claim, proceeding or investigation by any Governmental Entity, stockholder of the Company or any other person (other than the Company) relating to this Agreement or the transactions contemplated hereby (other than any Losses to the extent attributable solely to the acts, errors or omissions on the part of the Investor, but not including the transactions contemplated hereby).
     (b) The Investor agrees to indemnify and hold harmless each of the Company and its Affiliates and each of their officers, directors, partners, members and employees, and each person who controls the Company within the meaning of the Exchange Act and the rules and regulations promulgated thereunder, to the fullest extent lawful, from and against any and all Losses arising out of or resulting from (1) any inaccuracy in or breach of the Investor’s representations or warranties in this Agreement or (2) the Investor’s breach of agreements or covenants made by Investor in this Agreement.
     (c) A party entitled to indemnification hereunder (each, an “Indemnified Party”) shall give written notice to the party indemnifying it (the “Indemnifying Party”) of any claim with respect to which it seeks indemnification promptly after the discovery by such Indemnified Party of any matters giving rise to a claim for indemnification;

provided, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 4.6 unless and to the extent that the Indemnifying Party shall have been actually prejudiced by the failure of such Indemnified Party to so notify such party. Such notice shall describe in reasonable detail such claim. In case any such action, suit, claim or proceeding is brought against an Indemnified Party, the Indemnified Party shall be entitled to hire, at its own expense, separate counsel and participate in the defense thereof; provided, however, that the Indemnifying Party shall be entitled to assume and conduct the defense thereof, unless the counsel to the Indemnified Party advises such Indemnifying Party in writing that such claim involves a conflict of interest (other than one of a monetary nature) that would reasonably be expected to make it inappropriate for the same counsel to represent both the Indemnifying Party and the Indemnified Party, in which case the Indemnified Party shall be entitled to retain its own counsel at the cost and expense of the Indemnifying Party (except that the Indemnifying Party shall only be liable for the legal fees and expenses of one law firm for all Indemnified Parties, taken together with respect to any single action or group of related actions). If the Indemnifying Party assumes the defense of any claim, all Indemnified Parties shall thereafter deliver to the Indemnifying Party copies of all notices and documents (including court papers) received by the Indemnified Party relating to the claim, and each Indemnified Party shall cooperate in the defense or prosecution of such claim. Such cooperation shall include the retention and (upon the Indemnifying Party’s request) the provision to the Indemnifying Party of records and information that are reasonably relevant to such claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Indemnifying Party shall not be liable for any settlement of any action, suit, claim or proceeding effected without its written consent; provided, however, that the Indemnifying Party shall not unreasonably withhold or delay its consent. The Indemnifying Party further agrees that it will not, without the Indemnified Party’s prior written consent (which shall not be unreasonably withheld or delayed), settle or compromise any claim or consent to entry of any judgment in respect thereof in any pending or threatened action, suit, claim or proceeding in respect of which indemnification has been sought hereunder unless such settlement or compromise includes an unconditional release of such Indemnified Party from all liability arising out of such action, suit, claim or proceeding.
     (d) For purposes of the indemnity contained in Section 4.6(a)(1) and Section 4.6(b)(1), all qualifications and limitations set forth in the parties’ representations and warranties (other than Section 2.2(j)(3)) as to “materiality” and “Material Adverse Effect,” shall be disregarded in determining whether there shall have been any inaccuracy in or breach of any representations and warranties in this Agreement.
     (e) The Company shall not be required to indemnify the Indemnified Parties pursuant to Section 4.6(a)(1), unless the aggregate amount of all Losses incurred with respect to all claims pursuant to Section 4.6(a)(1) exceed $1 million (the “Threshold Amount”), in which event the Company shall be responsible for only the amount of such Losses in excess of the Threshold Amount. Investor shall not be required to indemnify the Indemnified Parties pursuant to Section 4.6(b)(1), disregarding all qualifications and limitations set forth in such representations and warranties as to “materiality” and

“Material Adverse Effect,” (A) with respect to any De Minimis Claim and (B) unless and until the aggregate amount of all Losses incurred with respect to all claims (other than De Minimis Claims) pursuant to Section 4.6(b)(1) exceed the Threshold Amount, in which event Investor shall be responsible for only the amount of such Losses in excess of the Threshold Amount. The cumulative indemnification obligation of (1) the Company to Investor and all of the Indemnified Parties affiliated with (or whose claims are permitted by virtue of their relationship with) Investor or (2) Investor to the Company and the Indemnified Parties affiliated with (or whose claims are permitted by virtue of their relationship with the) Company, in each case for inaccuracies in or breaches of representations and warranties, shall in no event exceed the Purchase Price.
     (f) Any claim for indemnification pursuant to this Section 4.6 for breach of any representation or warranty can only be brought on or prior to the twelve month anniversary of the Closing Date; provided, that if notice of a claim for indemnification pursuant to this Section 4.6 for breach of any representation or warranty is brought prior to the end of such period, then the obligation to indemnify in respect of such breach shall survive as to such claim, until such claim has been finally resolved.
     (g) The indemnity provided for in this Section 4.6 shall be the sole and exclusive monetary remedy of Indemnified Parties after the Closing for any inaccuracy of any representation or warranty or any other breach of any covenant or agreement contained in this Agreement; provided, that nothing herein shall limit in any way any such party’s remedies in respect of actual fraud by any other party in connection with the transactions contemplated hereby or the right to seek indemnity, if available, under Section 4.7(f). No party to this Agreement (or any of its Affiliates) shall, in any event, be liable or otherwise responsible to any other party (or any of its Affiliates) for any special, consequential or punitive damages of such other party (or any of its Affiliates) arising out of or relating to this Agreement or the performance or breach hereof.
     (h) Any indemnification payments pursuant to this Section 4.6 shall be treated as an adjustment to the Purchase Price for the Securities for U.S. federal income and applicable state and local Tax purposes, unless a different treatment is required by applicable law.
     4.7 Registration Rights.
     (a) Demand Registrations.
     (1) Requests for Registration. At any time following the first year anniversary of the Closing Date, Investors (or permitted transferees) holding, on an as-converted basis, more than 20% of the Registrable Securities (as defined below) (the “Initiating Investors”) may request in writing that the Company effect the registration of all or any part of the Registrable Securities (as defined below) held by the Initiating Investors (a “Registration Request”). Promptly after its receipt of any Registration Request but no later than ten days after receipt of such Registration Request, the Company will give written notice of such request to any known transferees, and will use its reasonable best efforts to register, in accordance with the provisions of this Agreement, all Registrable Securities that have been requested to be registered in the Registration Request or by the Investor or such transferees by written notice to the Company given within fifteen business days after the date the Company has given such notice of the Registration Request; provided, that the Company will not be required to effect a registration pursuant to this Section 4.7(a)(1) unless the value of Registrable Securities included in the Registration Request is at least $10 million or, with respect to an underwritten offering, $10 million. The Company will pay all Registration Expenses incurred in connection with any registration pursuant to this Section 4.7(a). Any registration requested by the Investors pursuant to Section 4.7(a)(1) is referred to in this Agreement as a “Demand Registration.” For purposes of this Agreement, “Registrable Securities” means all Common Stock issued or issuable pursuant to the conversion of the Convertible Preferred Stock and any equity securities issued or issuable directly or indirectly with respect to the Common Stock issued or issuable pursuant to the conversion of the Convertible Preferred Stock by way of conversion or exchange thereof or share dividend or share split or in connection with a combination of shares, recapitalization, reclassification, merger, amalgamation, arrangement, consolidation or other reorganization. As to any particular securities constituting Registrable Securities, such securities will cease to be Registrable Securities when (w) a registration statement with respect to the sale by the holder thereof shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (x) they have been sold to the public pursuant to Rule 144 or Rule 145 or other exemption from registration under the Securities Act, (y) they have been acquired by the Company or (z) they are able to be sold by the Investor or transferee holding such securities without restriction as to volume or manner of sale pursuant to Rule 144 under the Securities Act as specified in a legal opinion to such effect rendered by counsel to the Company at its sole expense and acceptable to the affected holders and the Company’s Common Stock transfer agent. In addition, for purposes of this Agreement, “Registration Statement” means the prospectus and other documents filed with the SEC to effect a registration under the Securities Act.
     (2) Limitation on Demand Registrations. The Investor will be entitled to initiate no more than two (2) Demand Registrations, and the Company will not be obligated to effect more than one Demand Registration in any six month period. Upon filing a Registration Statement, the Company will use its reasonable best efforts to keep such Registration Statement effective with the SEC at all times until the Investor or any transferee who would require such registration to effect a sale of the Registrable Securities no longer holds the Registrable Securities. No request for registration will count for the purposes of the limitations in this Section 4.7(a)(2) if (i) the Investor determines in good faith to withdraw the proposed registration prior to the effectiveness of the Registration Statement relating to such request due to marketing conditions or regulatory reasons relating to the Company (provided that this clause (i) shall cease to apply if Investor has previously withdrawn a proposed registration), (ii) the Registration Statement relating to such request is not declared effective within 210 days of the date such Registration Statement is first filed with the SEC (other than by reason of the Investor having refused to proceed or provide any required information for inclusion therein) and the Investor withdraws the Registration Request prior to such Registration Statement being declared effective, (iii) prior to the sale of at least 85% of the Registrable Securities included in the applicable registration relating to such request, such registration is adversely affected by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason and the Company fails to have such stop order, injunction or other order or requirement removed, withdrawn or resolved to the Investor’s reasonable satisfaction within thirty days of the date of such order, (iv) more than 25% of the Registrable Securities requested by the Investor to be included in the registration are not so included pursuant to Section 4.7(a)(6), or (v) the conditions to closing specified in the underwriting agreement or purchase agreement entered into in connection with the registration relating to such request, if any, are not satisfied (other than as a result of a material default or breach thereunder by the Investor). Notwithstanding the foregoing, the Company will pay all Registration Expenses in connection with any request for registration pursuant to Section 4.7(a)(1) regardless of whether or not such request counts toward the limitation set forth above.
     (3) Short-Form Registrations. In no event shall the Company be obligated to effect any registration other than pursuant to Form S-3 or any comparable or successor form or forms or any similar short-form registration (“Short-Form Registration”) unless it is not then eligible to utilize such form.
     (4) Restrictions on Demand Registrations. If the filing or initial effectiveness of a registration statement with respect to a Demand Registration would require the Company to make a public disclosure of material non-public information, which disclosure in the good faith judgment of the Board of Directors (i) would be required to be made in any Registration Statement so that such Registration Statement would not be materially misleading, (ii) would not be required to be made at such time but for the filing, effectiveness or continued use of such Registration Statement, (iii) would in the good faith judgment of the Board of Directors reasonably be expected to materially adversely affect the Company or its business if made at such time or (iv) reasonably be excepted to interfere with the Company’s ability to effect a planned or proposed acquisition, disposition, financing, reorganization, recapitalization or similar transaction, then the Company may upon giving prompt written notice of such action to the participants in such registration (each of whom hereby agrees to maintain the confidentiality of all information disclosed to such participants) delay the filing or initial effectiveness of, or suspend use of, such Registration Statement; provided, that the Company shall not be permitted to do so (x) for more than 90 days for a given occurrence of such a circumstance, (y) more than three times during any twelve-month period or (z) for periods exceeding, in the aggregate, 180 days during any twelve-month period. In the event the Company exercises its rights under the preceding sentence, the Investor or such transferees agree to suspend, promptly upon its receipt of the notice referred to above, its use of any prospectus relating to such registration in connection with any sale or offer to sell Registrable Securities. If the Company so postpones the filing of a prospectus or the effectiveness of a Registration Statement, the Investor will be entitled to withdraw such request and, if such request is withdrawn, such registration request will not count for the purposes of the limitation set forth in Section 4.7(a)(2). The Company will pay all Registration Expenses incurred in connection with any such aborted registration or prospectus.
     (5) Selection of Underwriters. If the Initiating Investors intend that the Registrable Securities covered by the Registration Request shall be distributed by means of an underwritten offering, the Initiating Investors will so advise the Company as a part of the Registration Request, and the Company will include such information in the notice sent by the Company to the Investors and any known transferees with respect to such Registration Request. In such event, the lead underwriter to administer the offering will be chosen by the Company, subject to the prior written consent of the participating Investors selling a majority of the securities to be sold by the Investors in such offering, not to be unreasonably withheld or delayed. If the offering is underwritten, the right of the Investor or transferee to registration pursuant to this Section 4.7(a) will be conditioned upon Investor or transferee’s participation in such underwriting and the inclusion of Investor’s or such transferee’s Registrable Securities in the underwriting, and each of Investor and such transferees will (together with the Company, the participating Investors and any other transferees distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. If Investor or any transferee disapproves of the terms of the underwriting, Investor or such transferee may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Initiating Investors.
     (6) Priority on Demand Registrations. The Company will not include in any underwritten registration pursuant to this Section 4.7(a) any securities that are not Registrable Securities, without the prior written consent of the Initiating Investors. If the managing underwriters advise the Company that in their reasonable opinion the number of Registrable Securities (and, if permitted hereunder, other securities requested to be included in such offering) exceeds the number of securities that can be sold in such offering without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), the Company will include in such offering only such number of securities that in the reasonable opinion of such managing underwriters can be sold without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), which securities will be so included in the following order of priority: (i) first, Registrable Securities of the participating Investors (including the Initiating Investors), pro rata (if applicable), based on the number of Registrable Securities owned by each such Investor, (ii) second, Registrable Securities of any transferee who has delivered written requests for registration pursuant to Section 4.7(a)(1), pro rata on the basis of the aggregate number of Registrable Securities owned by each such person, and (iii) third, any other securities of the Company that have been requested to be so included, subject to the terms of this Agreement.
     (7) Effective Registration Statement. A registration requested pursuant to Section 4.7(a)(1) shall not be deemed to have been effected unless it is declared effective by the SEC or is automatically effective upon filing pursuant to Rule 462 of the Securities Act and remains effective for the period specified in Section 4.7(a)(2).
     (b) Piggyback Registrations.
     (1) Right to Piggyback. Whenever the Company proposes to register any of its securities, other than a registration pursuant to Section 4.7(a)(1) or a Special Registration (as defined below), and the registration form to be filed may be used for the registration or qualification for distribution of Registrable Securities, the Company will give prompt written notice to the Investor and all known transferees of its intention to effect such a registration (but in no event less than 10 days prior to the anticipated filing date) and, subject to Section 4.7(b)(4), will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten business days after the date of the Company’s notice (a “Piggyback Registration”). Any such person that has made such a written request may withdraw its Registrable Securities from such Piggyback Registration by giving written notice to the Company and the managing underwriter, if any, on or before the fifth business day prior to the planned effective date of such Piggyback Registration. The Company may terminate or withdraw any registration under this Section 4.7(b)(1) prior to the effectiveness of such registration, whether or not the Investor or any transferees have elected to include Registrable Securities in such registration. “Special Registration” means the registration of (i) equity securities and/or options or other rights in respect thereof solely registered on Form S-4 or Form S-8 (or successor form) or (ii) shares of equity securities and/or options or other rights in respect thereof to be offered to directors, members of management, employees, consultants, customers, lenders or vendors of the Company or its direct or indirect Subsidiaries or in connection with dividend reinvestment plans.
     (2) Underwritten Registration. If the registration referred to in Section 4.7(b)(1) is proposed to be underwritten, the Company will so advise the Investor and any known transferees as a part of the written notice given pursuant to Section 4.7(b)(1). In such event, the right of the Investor or any transferees to registration pursuant to this Section 4.7(b) will be conditioned upon such persons’ participation in such underwriting and the inclusion of such person’s Registrable Securities in the underwriting, and each such person will (together with the Company and the other persons distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. If any participating person disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Investor.
     (3) Piggyback Registration Expenses. The Company will pay all Registration Expenses in connection with any Piggyback Registration, whether or not any registration or prospectus becomes effective or final.
     (4) Priority on Primary Registrations. If a Piggyback Registration relates to an underwritten primary offering on behalf of the Company, and the managing underwriters advise the Company that in their reasonable opinion the number of securities requested to be included in such registration exceeds the number which can be sold without adversely affecting the marketability of such offering (including an adverse effect on the per share offering price), the Company will include in such registration or prospectus only such number of securities that in the reasonable opinion of such underwriters can be sold without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), which securities will be so included in the following order of priority: (i) first, the securities the Company proposes to sell, (ii) second, Registrable Securities of the Investor and any transferees who have requested registration of Registrable Securities pursuant to Sections 4.7(a) or 4.7(b), pro rata on the basis of the aggregate number of such securities or shares owned by each such person and (iii) third, any other securities of the Company that have been requested to be so included, subject to the terms of this Agreement.
     (c) Registration Procedures. Subject to Section 4.7(a)(4), whenever the Investor or any transferees of Registrable Securities have requested that any Registrable Securities be registered pursuant to Section 4.7(a) or 4.7(b) of this Agreement, the Company will use its reasonable best efforts to effect the registration and sale of such Registrable Securities as soon as reasonably practicable in accordance with the intended method of disposition thereof and pursuant thereto. The Company shall use its reasonable best efforts to as expeditiously as possible:
     (1) prepare and file with the SEC a Registration Statement with respect to such Registrable Securities, make all required filings with the National Association of Securities Dealers and the Financial Industry Regulatory Authority and thereafter use its reasonable best efforts to cause such Registration Statement to become effective as soon as reasonably practicable and to remain effective as provided herein, provided that before filing a Registration Statement or any amendments or supplements thereto, the Company will, at the Company’s expense, furnish or otherwise make available to the Holders’ Counsel (as defined below) copies of all such documents proposed to be filed and such other documents reasonably requested by such counsel, which documents will be subject to review and comment of such counsel, including any comment letter from the SEC with respect to such filing or the documents incorporated by reference therein, and if requested by such counsel, provide such counsel reasonable opportunity to participate in the preparation of such Registration Statement and such other opportunities to conduct a reasonable investigation within the meaning of the Securities Act, including reasonable access to the Company’s financial books and records, officers, accountants and other advisors;
     (2) prepare and file with the SEC such amendments and supplements to such Registration Statement as may be necessary to keep such Registration Statement effective for a period of either (A) not less than (i) six months or (ii) if such Registration Statement relates to an underwritten offering, such longer period as, based upon the opinion of counsel for the underwriters, a prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer or (B) such shorter period as will terminate when all of the securities covered by such Registration Statement have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Registration Statement (but in any event not before the expiration of any longer period required under the Securities Act), and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Registration Statement, and cause the related prospectus to be supplemented by any prospectus supplement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of the securities covered by such Registration Statement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act;
     (3) furnish to each seller of Registrable Securities, and each managing underwriter, if any, such number of copies, without charge, of such Registration Statement, each amendment and supplement thereto, including each preliminary prospectus, final prospectus, any other prospectus (including any prospectus filed under Rule 424, Rule 430A or Rule 430B under the Securities Act and any “issuer free writing prospectus” as such term is defined under Rule 433 promulgated under the Securities Act), all exhibits and other documents filed therewith and such other documents as such seller or such managing underwriter may reasonably request including in order to facilitate the disposition of the Registrable Securities owned by such seller, and upon request a copy of any and all transmittal letters or other correspondence to or received from, the SEC or any other Governmental Entity relating to such offer;
     (4) register or qualify (or exempt from registration or qualification) such Registrable Securities, and keep such registration or qualification (or exemption therefrom) effective, under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things that may be reasonably necessary or reasonably advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);
     (5) notify each seller of such Registrable Securities, the Holders’ Counsel and the managing underwriter(s), if any, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the discovery of the happening of any event that makes any statement made in the Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such Registration Statement, prospectus or documents and, as soon as reasonably practicable (but subject to the delay provisions of Section 4.7(a)(4)), prepare and furnish to such seller a reasonable number of copies of a supplement or amendment to such prospectus so that, in the case of the Registration Statement, it will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and that in the case of any prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statement therein, in light of the circumstances in which they were made, not misleading;
     (6) notify each seller of any Registrable Securities covered by such Registration Statement, the Holders’ Counsel and the managing underwriter(s), if any, (i) when such Registration Statement or the prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to such Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC for amendments or supplements to such Registration Statement or to amend or to supplement such prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for any of such purposes, (iv) if at any time the representations and warranties of the Company contained in any underwriting agreement contemplated by Section 4.7(c)(11) below cease to be true and correct, and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose;
     (7) upon the occurrence of an event contemplated in Section 4.7(c)(5) or in Section 4.7(c)(6)(ii), (c)(6)(iii), (c)(6)(iv) or (c)(6)(v) (but subject to the delay provisions of Section 4.7(a)(4)), prepare a supplement or amendment to the Registration Statement or supplement to the related prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that such prospectus as thereafter delivered to the sellers of such Registrable Securities will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

     (8) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed or, if no similar securities issued by the Company are then listed on any securities exchange, use its reasonable best efforts to cause all such Registrable Securities to be listed on the New York Stock Exchange or the NASDAQ stock market, as determined by the Company;
     (9) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such Registration Statement;
     (10) enter into such customary agreements (including underwriting agreements and, subject to Section 4.7(f), lock-up agreements in customary form, and including provisions with respect to indemnification and contribution in customary form) and take all such other customary actions as the Investor, the participating transferees or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, making members of management and executives of the Company available to participate in “road show,” similar sales events and other marketing activities; provided that the Company shall not be required to make members of management and executives of the Company so available for more than five consecutive days or more than 10 days in any 365 day period);
     (11) in connection with any underwritten offering, make such representations and warranties to the sellers and the managing underwriter(s), if any, with respect to the business of the Company and the Company Subsidiaries, and the Registration Statement, prospectus, and documents incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by the issuer in underwritten offerings, and, if true, make customary confirmations of the same if and when requested;
     (12) if requested by any seller of Registrable Securities, or the managing underwriter(s), if any, promptly include in a prospectus supplement or amendment such information as the seller or managing underwriter(s), if any, may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or such amendment as soon as practicable after the Company has received such request;
     (13) in the case of certificated Registrable Securities, cooperate with the sellers of such Registrable Securities and the managing underwriter(s), if any, to facilitate the timely preparation and delivery of certificates (not bearing any legends) representing Registrable Securities to be sold after receiving written representations from each seller that that the Registrable Securities represented by the certificates so delivered by such seller will be transferred in accordance with the Registration Statement, and enable such Registrable Securities to be in such denominations and registered in such names as the sellers or managing underwriters, if any, may request at least two business days prior to any sale of Registrable Securities;

     (14) make available for inspection by any seller of Registrable Securities and the Holders’ Counsel, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and documents relating to the business of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such Registration Statement, provided that it shall be a condition to such inspection and receipt of such information that the inspecting person (i) enter into a confidentiality agreement in form and substance reasonably satisfactory to the Company and (ii) agree to minimize the disruption to the Company’s business in connection with the foregoing;
     (15) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC and any applicable national securities exchange;
     (16) timely provide to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;
     (17) in the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related prospectus or ceasing trading of any securities included in such Registration Statement for sale in any jurisdiction, use every reasonable effort to promptly obtain the withdrawal of such order;
     (18) obtain one or more comfort letters, addressed to the underwriters, if any, dated the effective date of such Registration Statement and the date of the closing under the underwriting agreement for such offering, signed by the Company’s independent public accountants (and if necessary, any other independent certified public accountants of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement) in customary form and covering such matters of the type customarily covered by comfort letters as such underwriters shall reasonably request;
     (19) provide legal opinions of the Company’s counsel, addressed to the underwriters, if any, dated the date of the closing under the underwriting agreement, with respect to the Registration Statement, each amendment and supplement thereto (including the preliminary prospectus) and such other documents relating thereto as the underwriter shall reasonably request in customary form and covering such matters of the type customarily covered by legal opinions of such nature; and
     (20) obtain any required regulatory approval necessary for the Investor or any transferee to sell its Registrable Securities in an offering.

     (d) Registration Expenses.
     (1) Except as otherwise provided in this Agreement, all expenses incidental to the Company’s performance of or compliance with this Section 4.7, including all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, word processing, duplicating and printing expenses, messenger, telephone and delivery expenses, expenses incurred in connection with any road show, and fees and disbursements of counsel for the Company and all independent certified public accountants and other persons retained by the Company (all such expenses, “Registration Expenses”), will be borne by the Company. The holders of the securities so registered shall pay all underwriting discounts, selling commissions and transfer taxes applicable to the sale of Registrable Securities hereunder and any other Registration Expenses required by law to be paid by a selling holder pro rata on the basis of the amount of proceeds from the sale of their shares so registered.
     (2) In connection with each of the first two Demand Registrations or Piggyback Registrations, the Company will reimburse Holder’s Counsel for their reasonable fees and disbursements up to $50,000.
     (e) Participation in Underwritten Registrations.
     (1) None of the Investor or any transferee may participate in any registration hereunder that is underwritten unless such person (i) agrees to sell its Registrable Securities on the basis provided in the underwriting arrangements in customary form entered into pursuant to this Agreement (including pursuant to the terms of any over-allotment or “green shoe” option requested by the managing underwriter(s), provided that no such person will be required to sell more than the number of Registrable Securities that such person has requested the Company to include in any registration), (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, provided that such person shall not be required to make any representations or warranties other than those related to title and ownership of shares and as to the accuracy and completeness of statements made in a Registration Statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company or the managing underwriter(s) by such person, and (iii) cooperates with the Company’s reasonable requests in connection with such registration or qualification (it being understood that the Company’s failure to perform its obligations hereunder, which failure is caused by such person’s failure to cooperate with such reasonable requests, will not constitute a breach by the Company of this Agreement). Notwithstanding the foregoing, the liability of the Investor or any transferee participating in such an underwritten registration shall be limited to an amount equal to the amount of gross proceeds attributable to the sale of such person’s Registrable Securities.

     (2) Each person that is participating in any registration hereunder agrees that, either during any Scheduled Black-out Period or upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4.7(c)(5) and (c)(6), such person will forthwith discontinue the disposition of its Registrable Securities pursuant to the Registration Statement until termination of such Scheduled Black-Out Period or such person receives copies of a supplemented or amended prospectus as contemplated by such Section 4.7(c)(5), (c)(6) and (c)(7). In the event the Company gives any such notice, the applicable time period mentioned in Section 4.7(c)(2) during which a Registration Statement is to remain effective will be extended by the number of days during the period from and including the date of the giving of such notice pursuant to this Section 4.7(e)(2) to and including the date when each seller of a Registrable Security covered by such Registration Statement will have received the copies of the supplemented or amended prospectus contemplated by Section 4.7(c)(5), (c)(6) and (c)(7).
     (f) “Market Stand-Off’ Agreement; Agreement to Furnish Information. The Investor and each transferee agrees:
     (1) that they shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale with respect to any common equity securities of the Company or any securities convertible into or exchangeable or exercisable for any common equity securities of the Company held by such person (other than those included in the registration) for a period specified by the representatives of the underwriters of the common equity or equity-related securities not to exceed ten days prior and 90 days following the effective date of any firm commitment underwritten registered sale of common equity securities of the Company or any securities convertible into or exchangeable or exercisable for any common equity securities of the Company by the Company for the Company’s own account in which the Company gave such investor or transferee an opportunity to participate; provided, that, if the Company is registering securities thereon, all executive officers and directors of the Company enter into similar agreements and only if such persons remain subject thereto (and are not released from such agreement) for such period; provided that nothing herein will prevent the Investor from making any distribution of Registrable Securities to the partners or shareholders thereof or a transfer to an Affiliate that is otherwise in compliance with applicable securities laws, so long as such distributes or transferees agree to be bound by the restrictions set forth herein;
     (2) to execute and deliver such other agreements as may be reasonably requested by the Company or the representatives of the underwriters which are consistent with the foregoing obligation in Section 4.7(f)(1) or which are necessary to give further effect thereto; and
     (3) if requested by the Company or the representative of the underwriters of Common Stock (or other securities of the Company), to provide,

within ten days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act in which such person participates.
     (g) Termination of Registration Rights. The Investor and any transferee or other Person’s registration rights as to any securities held by such Holder (and its Affiliates, partners, members and former members) shall not be available unless such securities are Registrable Securities.
     (h) Furnishing Information.
     (1) Neither the Investor nor any transferee shall use any free writing prospectus (as defined in Rule 405) in connection with the sale of Registrable Securities without the prior written consent of the Company.
     (2) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 4.7(a), (b) and (c) that the Investor and/or transferee and the underwriters, if any, shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registered offering of their Registrable Securities.
     (i) Indemnification.
     (1) The Company agrees to indemnify Investor and transferee, and their respective officers, directors, employees, agents, representatives and Affiliates, and each Person, if any, that controls them within the meaning of the Securities Act and the rules and regulations promulgated thereunder (each, an “Indemnitee”), against any and all losses, claims, damages, actions, liabilities, costs and expenses (including without limitation reasonable fees, expenses and disbursements of attorneys and other professionals incurred in connection with investigating, defending, settling, compromising or paying any such losses, claims, damages, actions, liabilities, costs and expenses), joint or several, arising out of or based upon any untrue statement or alleged untrue statement of material fact contained in any registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or any documents incorporated therein by reference or contained in any free writing prospectus (as such term is defined in Rule 405) prepared by the Company or authorized by it in writing for use by such Investor or transferee (or any amendment or supplement thereto); or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that the Company shall not be liable to such Indemnitee in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon (i) an untrue statement or omission made in such registration statement, including any such preliminary prospectus or final prospectus contained therein or any such amendments or supplements thereto or contained in any free writing prospectus (as such term is defined in Rule 405) prepared by the Company or authorized by it in writing for use by the Investor or a transferee (or any amendment or supplement thereto), in reliance upon and in conformity with information regarding such Person or its plan of distribution or ownership interests which was furnished in writing to the Company by such Person for use in connection with such registration statement, including any such preliminary prospectus or final prospectus contained therein or any such amendments or supplements thereto, or (ii) offers or sales effected by or on behalf such Indemnitee “by means of” (as defined in Rule 159A) a “free writing prospectus” (as defined in Rule 405) that was not authorized in writing by the Company.
     (2) If the indemnification provided for in Section 4.7(i)(1) is unavailable to an Indemnitee with respect to any losses, claims, damages, actions, liabilities, costs or expenses referred to therein or is insufficient to hold the Indemnitee harmless as contemplated therein, then the Company, in lieu of indemnifying such Indemnitee, shall contribute to the amount paid or payable by such Indemnitee as a result of such losses, claims, damages, actions, liabilities, costs or expenses in such proportion as is appropriate to reflect the relative fault of the Indemnitee, on the one hand, and the Company, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, actions, liabilities, costs or expenses as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of the Indemnitee, on the other hand, shall be determined by reference to, among other factors, whether the untrue statement of a material fact or omission to state a material fact relates to information supplied by the Company or by the Indemnitee and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; the Company and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 4.7(i)(2) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 4.7(i)(1). No Indemnitee guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from the Company if the Company was not guilty of such fraudulent misrepresentation.
     (j) Assignment of Registration Rights. The rights of Investor to registration of Registrable Securities pursuant to Section 4.7(a) and (b) may be assigned by Investor to a transferee of Registrable Securities who agrees to be bound by the terms and conditions hereof and to which (i) there is transferred to such transferee no less than $5,000,000 in Registrable Securities and (ii) such Transfer is otherwise not precluded under the terms hereof; provided, however, the transferor shall, within ten days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the number and type of Registrable Securities that are being assigned.

     (k) Rule 144 Reporting. With a view to making available to the Investor the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its reasonable best efforts to:
     (1) make and keep public information available, as those terms are understood and defined in Rule 144(c)(1) or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of this Agreement;
     (2) file with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and
     (3) so long as Investor owns any Registrable Securities, furnish to Investor forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act, and of the Exchange Act; a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as such the Investor may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.
     (l) As used in this Section 4.7, the following terms shall have the following respective meanings:
     (1) “Holders’ Counsel” means one counsel for the selling Investor and transferees chosen by the Investor and selling transferees holding a majority interest in the Registrable Securities being registered.
     (2) “Rule 144”, “Rule 159A”, “Rule 405” and “Rule 415” mean, in each case, such rule promulgated under the Securities Act (or any successor provision), as the same shall be amended from time to time.
     (3) “Scheduled Black-out Period” means the period from and including the last day of a fiscal quarter of the Company to and including the second business day after the day on which the Company publicly releases its earnings for such fiscal quarter, provided that the trading window applicable to the Company’s senior management under the Company’s trading policies then in effect is not open any time during such period.
     4.8 Certificate of Designations. In connection with the Closing, the Company shall file the Preferred Stock Certificate of Designations for the Convertible Preferred Stock in the form attached to this Agreement as Exhibit A in the State of Illinois, and such Preferred Stock Certificate of Designations shall continue to be in full force and effect as of the Closing Date.

ARTICLE V
MISCELLANEOUS
     5.1 Survival. Each of the representations and warranties set forth in this Agreement shall survive the Closing under this Agreement but only for a period of eighteen months following the Closing Date (or until final resolution of any claim or action arising from the breach of any such representation and warranty, if notice of such breach was provided prior to the end of such period) and thereafter shall expire and have no further force and effect, including in respect of Section 4.6. Except as otherwise provided herein, all covenants and agreements contained herein, other than those, including, without limitation, Section 4.4 hereof, which by their terms are to be performed in whole or in part after the Closing Date, shall terminate as of the Closing Date.
     5.2 Expenses. Except as provided in this Section 5.2, each of the parties will bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated pursuant to this Agreement. The Company agrees to reimburse the Investor for up to $450,000 of reasonable and documented out-of-pocket expenses actually incurred related to the preparation, negotiation, execution and performance of this Agreement.
     5.3 Amendment; Waiver. No waiver or amendment of this Agreement may be enforced against the Company or the Investor unless contained in a writing signed by (in the case of an amendment) the Company and the Investors holding at least 50% of the shares of Common Stock issuable upon conversion of the Convertible Preferred Stock (and for such purposes, without regard to any conversion limitations contained in the Transaction Documents) and (in the case of a waiver) the Investors holding at least 50% of the shares of Common Stock issuable upon conversion of the Convertible Preferred Stock. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No waiver of any party to this Agreement, as the case may be, will be effective unless it is in a writing signed by a duly authorized officer of the waiving party that makes express reference to the provision or provisions subject to such waiver. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.
     5.4 Counterparts and Facsimile. For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Agreement may be delivered by facsimile and such facsimiles will be deemed as sufficient as if actual signature pages had been delivered.
     5.5 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Illinois applicable to contracts made and to be performed entirely within such State. The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the state and federal courts located in the City of Chicago, State of Illinois for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby.

     5.6 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
     5.7 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally or by telecopy or facsimile, upon confirmation of receipt, (b) on the first business day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.
(a) If to the Investor:
CIVC Partners
191 North Wacker Drive, Suite 1100
Chicago, Illinois 60606
Attn: Christopher J. Perry
Telephone: (312) 873-7300
Fax: (312) 873-7301

with copies to (which copy alone shall not constitute notice):

Winston & Strawn LLP
35 W. Wacker Drive
Chicago, Illinois 60601
Attn: Steven J. Gavin and Eric L. Cohen
Telephone: (312) 558-5979
Fax: (312) 558-5700
(b) If to the Company:
Wintrust Financial Corporation
727 North Bank Lane
Lake Forest, IL 60045
Attn: David A. Dykstra
Telephone: (847) 615-4034
Fax: (847) 615-4091
with a copy to (which copy alone shall not constitute notice):
Sidley Austin LLP
One South Dearborn Street
Chicago, Illinois 60603
Attn: Lisa J. Reategui
Telephone: (312) 853-7833
Fax: (312) 853-7036

     5.8 Entire Agreement, Etc. (a) This Agreement (including the Exhibits, Schedules and Disclosure Schedules hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof; and (b) this Agreement will not be assignable by operation of law or otherwise (any attempted assignment in contravention hereof being null and void); provided, that after the Closing the Investor may assign its rights and obligations under this Agreement to any Affiliate, but only if the transferee agrees in writing for the benefit of the Company (with a copy thereof to be furnished to the Company) to be bound by the terms of this Agreement (any such transferee shall be included in the term “Investor”); provided, further, that no such assignment shall relieve Investor of its obligations hereunder.
     5.9 Interpretation; Other Definitions. Wherever required by the context of this Agreement, the singular shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa, and references to any agreement, document or instrument shall be deemed to refer to such agreement, document or instrument as amended, supplemented or modified from time to time. All article, section, paragraph or clause references not attributed to a particular document shall be references to such parts of this Agreement, and all exhibit, annex and schedule references not attributed to a particular document shall be references to such exhibits, annexes and schedules to this Agreement. In addition, the following terms are ascribed the following meanings:
     (a) the term “Affiliate” means, with respect to any person, any person directly or indirectly controlling, controlled by or under common control with, such other person. For purposes of this definition, “control”(including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any person, means the possession, directly or indirectly, of the power to cause the direction of management or policies of such person, whether through the ownership of voting securities by contract or otherwise;
     (b) a person shall be deemed to “Beneficially Own” any securities of which such person is considered to be a “Beneficial Owner” under Rule 13d-3 under the Exchange Act;
     (c) “business day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York or in the State of Illinois generally are authorized or required by law or other governmental action to close;
     (d) “Company Banks” means, collectively, Lake Forest Bank and Trust Company, Hinsdale Bank and Trust Company, North Shore Community Bank and Trust Company, Libertyville Bank and Trust Company, Northbrook Bank & Trust Company, Village Bank & Trust, Wheaton Bank & Trust Company, State Bank of The Lakes, St. Charles Bank & Trust Company, Town Bank, Barrington Bank and Trust Company,

N.A., Crystal Lake Bank & Trust Company, N.A., Advantage National Bank, Beverly Bank & Trust Company, N.A. and Old Plank Trail Community Bank, N.A;
     (e) “Governmental Entity” means any Agency, court, administrative agency or commission or other governmental authority or instrumentality, whether federal, state, local or foreign, or any applicable industry self-regulatory organization or stock market or quotation system on which the Common Stock is listed;
     (f) the terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision;
     (g) the words “including,” “includes,” “included” and “include” are deemed to be followed by the words “without limitation”;
     (h) to the “knowledge of the Company” or “Company’s knowledge” means the actual knowledge after due inquiry of the “officers” (as such term is defined in Rule 3b-2 under the Exchange Act, but excluding any Vice President or Secretary) of the Company;
     (i) the word “or” is not exclusive;
     (j) “Past Due” means, with respect to any loan, that payment on such loan has, as of the date of determination, not been received for more than 30 days from the date on which such payment is otherwise due and payable;
     (k) “person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind and includes the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act;
     (l) As used herein, “Subsidiary” means, with respect to any person, any corporation, partnership, joint venture, limited liability company or other entity (x) of which such person or a subsidiary of such person is a general partner or (y) of which a majority of the voting securities or other voting interests, or a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or persons performing similar functions with respect to such entity, is directly or indirectly owned by such person and/or one or more subsidiaries thereof; “Company Subsidiary” means any Subsidiary of the Company; “Company Significant Subsidiary” means any Significant Subsidiary of the Company; and “Significant Subsidiary” means, with respect to any person, any Subsidiary that would constitute a “significant Subsidiary” of such person within the meaning of Rule 1-02(w) of Regulation S-X of the SEC; and
     (m) “Voting Securities” shall mean at any time shares of any class of capital stock of the Company that are then entitled to vote generally in the election of directors.

     5.10 Captions. The article, section, paragraph and clause captions herein are for convenience of reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof.
     5.11 Severability. If any provision of this Agreement or the application thereof to any person (including the officers and directors the parties hereto) or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.
     5.12 No Third Party Beneficiaries. Nothing contained in this Agreement, expressed or implied, is intended to confer upon any person other than the parties hereto, any benefit right or remedies, except that the provisions of Section 4.6 and 4.7 shall inure to the benefit of the persons referred to in such Sections.
     5.13 Time of Essence. Time is of the essence in the performance of each and every term of this Agreement.
     5.14 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to seek specific performance of the terms hereof, this being in addition to any other remedies to which they are entitled at law or equity.
     5.15 Use of Proceeds. The Company will use the net proceeds from the sale of the Convertible Preferred Stock for general corporate purposes.
     5.16 Limitation on Liability. Notwithstanding anything herein to the contrary, the Company acknowledges and agrees that the liability of an Investor arising under any Transaction Document shall be satisfied solely out of the assets of such Investor, and that no trustee, officer, other investment vehicle or any other Affiliate of such Investor or any investor, shareholder or holder of shares of beneficial interest of such a Investor shall be personally liable for any liabilities of such Investor.
     5.17 Public Announcements. Subject to each party’s disclosure obligations imposed by law or regulation or the rules of any stock exchange upon which its securities are listed, each of the parties hereto will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement and any of the transactions contemplated by this Agreement, and no party hereto will make any such news release or public disclosure without first consulting with the other party hereto and receiving its consent (which shall not be unreasonably withheld or delayed) and each party shall coordinate with the other with respect to any such news release or public disclosure.
*      *      *

          IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first herein above written.

WINTRUST FINANCIAL CORPORATION
By:	/s/ David A. Dykstra
	Name:	David A. Dykstra
	Title:	Senior Executive Vice President, Chief Operating Officer and Secretary

CIVC-WTFC LLC

By:	CIVC Partners, L.P.
Its:	Manager

By:	CIVC Management GP, LLC
Its:	General Partner

By:	/s/ Christopher J. Perry
Name: Christopher J. Perry
Its: Member
[Signature Page to Investment Agreement]